                                                                   EXHIBIT 10.11


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         TRINET PROPERTY PARTNERS, L.P.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----

ARTICLE 1  DEFINED TERMS.....................................................................1

ARTICLE 2  ORGANIZATIONAL MATTERS...........................................................14
        Section 2.1      Formation..........................................................14
        Section 2.2      Name...............................................................15
        Section 2.3      Registered Office and Agent; Principal Office......................15
        Section 2.4      Power of Attorney..................................................15
        Section 2.5      Term...............................................................16

ARTICLE 3  PURPOSE..........................................................................17
        Section 3.1      Purpose and Business...............................................17
        Section 3.2      Powers.............................................................17

ARTICLE 4  CAPITAL CONTRIBUTIONS............................................................17
        Section 4.1      Capital Contributions of the Partners..............................17
        Section 4.2      Issuance of Additional Partnership Interests.......................18
        Section 4.3      Additional Funding and Discretionary Capital Contributions.........18
        Section 4.4      No Guaranteed Payment Within The Meaning of Section 707(c) of the
                         Internal Revenue Code..............................................19

ARTICLE 5  DISTRIBUTIONS....................................................................19
        Section 5.1      Requirement and Characterization of Distributions..................19
        Section 5.2      Amounts Withheld...................................................20
        Section 5.3      Right to Withhold Distributions....................................20

ARTICLE 6  ALLOCATIONS OF PROFIT AND LOSS...................................................21
        Section 6.1      Capital Accounts...................................................21
        Section 6.2      Profits, Losses and Distributive Shares............................21

ARTICLE 7  MANAGEMENT AND OPERATIONS OF BUSINESS............................................26
        Section 7.1      Management.........................................................26
        Section 7.2      Certificate of Limited Partnership.................................30
        Section 7.3      Restrictions on General Partner Authority..........................30
        Section 7.4      Reimbursement of the General Partner; Partnership Management Fee...31
        Section 7.5      Contracts with Affiliates..........................................32
        Section 7.6      Indemnification....................................................32
        Section 7.7      Liability of the General Partner...................................34
        Section 7.8      Other Matters Concerning the General Partner.......................35
        Section 7.9      Title to Partnership Assets........................................36
        Section 7.10     Reliance by Third Parties..........................................36


                                       (i)

        Section 7.11     General Partner's Capital Contribution to Fund the Contributors'
                         Prorations and Other Expenses under Contribution Agreements........36

ARTICLE 8  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.......................................37
        Section 8.1      Limitation of Liability............................................37
        Section 8.2      Management of Business.............................................37
        Section 8.3      Outside Activities of Limited Partners.............................37
        Section 8.4      Return of Capital..................................................38
        Section 8.5      Exchange Rights of Qualifying Parties..............................38
        Section 8.6      The General Partner's Right to Call Limited Partner Interests......42
        Section 8.7      Other Exchanges....................................................42
        Section 8.8      Obligation of Limited Partners with Respect to Rights of First
                         Refusal............................................................42

ARTICLE 9  BOOKS, RECORDS, ACCOUNTING AND REPORTS...........................................45
        Section 9.1      Records and Accounting.............................................45
        Section 9.2      Fiscal Year........................................................45
        Section 9.3      Reports............................................................45

ARTICLE 10 TAX MATTERS......................................................................46
        Section 10.1     Preparation of Tax Returns.........................................46
        Section 10.2     Tax Elections......................................................46
        Section 10.3     Tax Matters Partner................................................46
        Section 10.4     Organizational Expenses............................................48
        Section 10.5     Withholding........................................................48

ARTICLE 11 TRANSFERS AND WITHDRAWALS........................................................49
        Section 11.1     Transfer...........................................................49
        Section 11.2     Transfer of the General Partner Interest...........................49
        Section 11.3     Limited Partners' Restrictions on Transfer.........................50
        Section 11.4     Substituted Limited Partners.......................................50
        Section 11.5     General Provisions.................................................50

ARTICLE 12 ADMISSION OF PARTNERS............................................................51
        Section 12.1     Admission of Successor General Partner.............................51
        Section 12.2     Amendment of Agreement and Certificate of Limited Partnership......51

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION.........................................52
        Section 13.1     Dissolution........................................................52
        Section 13.2     Winding Up.........................................................52
        Section 13.3     Rights of Partners.................................................54
        Section 13.4     Notice of Dissolution..............................................54
        Section 13.5     Termination of Partnership and Cancellation of Certificate of
                         Limited Partnership................................................54
        Section 13.6     Reasonable Time for Winding-Up.....................................55


                                      (ii)

        Section 13.7     Waiver of Partition................................................55

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS.....................................55
        Section 14.1     Amendments.........................................................55
        Section 14.2     Meetings of the Partners...........................................56

ARTICLE 15 GENERAL PROVISIONS...............................................................56
        Section 15.1     Addresses and Notice...............................................56
        Section 15.2     Titles and Captions................................................57
        Section 15.3     Pronouns and Plurals...............................................57
        Section 15.4     Further Action.....................................................57
        Section 15.5     Binding Effect.....................................................57
        Section 15.6     Creditors..........................................................57
        Section 15.7     Waiver.............................................................57
        Section 15.8     Counterparts.......................................................57
        Section 15.9     Applicable Law.....................................................58
        Section 15.10    Invalidity of Provisions...........................................58
        Section 15.11    Entire Agreement...................................................58

EXHIBIT A Partners' Contributions and Percentage Interests..................................61

EXHIBIT B Encumbered Properties, Pledged Units, Restricted PeriodExpiration Date, Minimum
          Debt Amount and Call Date.........................................................62

EXHIBIT C FORM OF_________________NOTICE OF EXCHANGE........................................64

EXHIBIT D Form of Prospective Subscriber Questionnaire......................................68

EXHIBIT E Investment Representations and Warranties.........................................73


                                      (iii)

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         TRINET PROPERTY PARTNERS, L.P.


      THIS AGREEMENT OF LIMITED PARTNERSHIP OF TRINET PROPERTY PARTNERS, L.P. (as it may be amended, supplemented or restated from time to time, this "Agreement"), dated as of December 17, 1997, is entered into by TriNet Realty Investors I, Inc., a Maryland corporation (together with its successors and assigns, the "General Partner"), and the Persons (as defined below) whose names are set forth on Exhibit A attached hereto (as it may be amended from time to time, collectively, the "Initial Limited Partners").

      NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1
                                  DEFINED TERMS

      The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

      "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

      "Adjusted Capital Account" means, with respect to any Partner, such Partner's Capital Account maintained in accordance with Section 6.1 hereof, as of the end of the relevant period, after giving effect to the following adjustments:

            A. Credit to such Capital Account that portion of any deficit Capital Account balance that such Partner is obligated to restore under the terms of this Agreement or any other document, such Partner's share of Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(1) and such Partner's share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5).

            B. Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

      The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2) and 1.704-2 and shall be interpreted consistently therewith.

      "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in that Partner's Adjusted Capital Account as of the end of the relevant period.

      "Adjustment Factor" means 1.0; provided, however, that subject to any applicable Adjustment Limitations, in the event that:

      (a) TriNet or its successor in interest (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares, or
            (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of REIT Shares (determined by assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

      (b) a distribution is made pursuant to Section 5.1.B(3) or Section 5.1.B(4) of this Agreement, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the aggregate Fair Market Value of all Limited Partner Interests held by the Limited Partners as of the date of such distribution minus the aggregate distribution to the Limited Partners pursuant to Section 5.1.B(3) and Section 5.1.B(4) hereof on such date and (ii) the denominator of which shall be the aggregate Fair Market Value of all Limited Partner Interests held by the Limited Partners as of the date of such distribution; and

      (c) prior to a Specified Exchange Date, (i) REIT Share Rights are issued to all holders of outstanding REIT Shares without consideration,
            (ii) such REIT Share Rights have not expired and (iii) such REIT Share Rights were issued at a conversion or exercise price that was below fair market value at the time of issuance in relation to the REIT Shares to be acquired upon conversion or exercise of such REIT Share Rights, then the Adjustment Factor applicable to the exercise of an Exchange Right on a subsequent Specified Exchange Date shall be equitably adjusted in a manner determined by the General Partner to be consistent with "weighted average" anti-dilution provisions in warrants and other similar instruments providing for adjustments in the event of a below market exercise or issuance price, or, in the General Partner's sole and absolute discretion, in lieu of such adjustment to the Adjustment Factor, the General Partner may elect to cause to be issued to a Limited Partner who has tendered Units equivalent REIT Share Rights in the amount that the Limited Partner would have received with respect to the number of REIT Shares the Limited Partner would have received had the Limited Partner tendered the Tendered Units immediately prior to the original record date for receiving the REIT Share Rights.

Any adjustments to the Adjustment Factor shall become effective, with respect to any events described above, on the record date applicable to such event (or if no record date is applicable, the effective date for such event) or, with respect to an adjustment to the Adjustment Factor due to a distribution to the Limited Partners pursuant to Section 5.1.B(3) or Section 5.1.B(4) hereof, the earlier of the date of such distribution or the date on which the Limited Partners become entitled to receive such distribution (if any).

      "Adjustment Limitations" means, as to a Limited Partner, the limitations and restrictions, if any, relating to the Adjustment Factor that are specified as such on Exhibit A with respect to such Limited Partner. The Adjustment Limitations need not be the same for each Limited Partner.

      "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

      "Agreed Value" means (i) in the case of any Contributed Property, the fair market value of such property at the time of contribution as set forth in the applicable Contribution Agreement, and (ii) in the case of assets (other than cash or any Contributed Property) contributed or deemed contributed to the Partnership by a Partner, the value thereof listed in Exhibit A to this Agreement (as amended by the General Partner from time to time) or as otherwise agreed upon by the General Partner and the Person making the contribution, reduced, in the case of each of clauses (i) and (ii), by any indebtedness either assumed by the Partnership upon such contribution or to which the asset is subject at the time of contribution, and in each case subject to reduction pursuant to Section 8.8.D, and (iii) in the case of Partnership assets other than cash or REIT Shares (which shall be valued as provided in Section 8.5 hereof) distributed to a Partner by the Partnership, the Partnership's Book Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such asset is subject at the time of distribution as determined under Code
Section 752 and the Treasury Regulations thereunder.

      "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

      "Available Cash" means, with respect to any period for which such calculation is being made, (a) the sum, without duplication, of all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution to the Partnership pursuant to Sections 4.1, 4.2, 4.3, 8.5 or 10.5 hereof and excluding the gross proceeds of any Terminating Capital Transaction), plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines in its sole and absolute discretion such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below; less (b) the sum, without duplication, of the following (except to the extent made with the proceeds of any Capital Contribution and except to the extent taken into account in determining Terminating Capital Transaction Proceeds):

                  (i) all interest, principal and other payments in connection with debt, including, without limitation, prepayment fees, premiums or penalties, made during such period by the Partnership;

                  (ii) all cash expenditures (including, without limitation, capital expenditures with respect to tangible and intangible assets) made by the Partnership during such period and amounts deemed necessary by the General Partner in its sole and absolute discretion to be held as operating capital;

                  (iii) investments in any entity (including, without limitation, loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii); and

                  (iv) the amount of any reserves (or increases in such reserves) established during such period which the General Partner determines in its sole and absolute discretion are necessary or appropriate.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

      "Book-Tax Disparity" means, with respect to any Contributed Property, as of the date of determination, the difference between the Book Value of such Contributed Property and the adjusted basis of such Contributed Property for federal income tax purposes.

      "Book Value" means, with respect to any of the Contributed Properties, the Agreed Value of such property, subject to reduction as provided in Section 8.8.D, reduced (but not below zero) by all Depreciation with respect to such property properly charged to the Capital Accounts and, with respect to any other Partnership asset, the asset's adjusted basis for federal income tax purposes; provided, however, (a) the Book Value of all Partnership assets may be adjusted in the event of a revaluation of Partnership assets in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to such fair market value as shall be determined by the General Partner in its reasonable judgment; (b) the Book Value of any Partnership asset other than cash distributed to any Partner shall be the fair market value of such asset on the date of distribution as determined by the General Partner in its reasonable judgment and (c) such Book Value of any Partnership asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      "Built in Tax Amount" means an assumed amount of state and federal taxes which would be payable by the Limited Partners as a consequence of the Taxable Event in question at an assumed combined federal and state tax rate of 26.375%. Notwithstanding the foregoing, (a) with respect to a Taxable Event that is a non-taxable transaction with "boot" or a taxable sale of some but not all of the Contributed Properties, or, in the case of a reduction in the principal balance of Partnership debt below the applicable Minimum Debt Amount, "Built in Tax Amount" means the assumed amount of state and federal taxes that would be payable by the applicable Limited Partners on account of such Taxable Event at an assumed combined federal and state tax rate of 26.375% and (b) the Built in Tax Amount shall be reduced to reflect any transfer, disposition or other event or occurrence which has caused such Limited Partners to recognize a portion of their gain but which are not Taxable Events.

      "Business Day" means any weekday that is not an official holiday in the Commonwealth of Massachusetts.

      "Call Date" means, for any Limited Partner, the call date specified on Exhibit B with respect to such Limited Partner.

      "Capital Contribution" means, with respect to any Partner, the aggregate amount of cash and Agreed Value of any other property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.2, 4.3, 8.5 and 10.5 hereof, taking into account the provisions of
Section 8.8.

      "Cash Amount" means the Value of a REIT Share on the Valuation Date.

      "Cash Payment" has the meaning set forth in Section 8.5.A.

      "Certificate" means the Certificate of Limited Partnership relating to the Partnership to be filed in the office of the Delaware Secretary of State simultaneously with the effectiveness of this Agreement, as amended from time to time in accordance with the terms hereof and the Act.

      "Charter" means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation and the Articles of Incorporation of TriNet, in each case as amended, supplemented or restated from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Article 14 hereof.

      "Contributed Property" means, individually, each property contributed to the Partnership pursuant to a Contribution Agreement or similar agreement.

      "Contribution Agreement" means, collectively, the agreements to contribute or similar agreements entered into between the General Partner and any Limited Partners who have agreed to contribute properties or make other contributions to the Partnership, in each case, as amended from time to time.

      "Contribution Date" means for each Encumbered Property the date on which such Encumbered Property was contributed to the Partnership.

      "Control" means the ability, whether through ownership of partnership interests, of voting securities or otherwise, to direct the policies and management of any business entity.

      "Delivery Date" has the meaning set forth in Section 8.5.C.

      "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if an asset has a Book-Tax Disparity at the beginning of such year or other period (as a result of property contributions or adjustments to such values), Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method approved by the General Partner.

      "Diminished Value Amount" has the meaning set forth in Section 8.8.B.

      "Disposition Event" has the meaning set forth in Section 8.8.A.

      "Encumbered Properties" has the meaning set forth in Section 8.8.

      "Event Date" has the meaning set forth in Section 8.8.B.

      "Exchange" means the exchange of Tendered Units for cash or REIT Shares pursuant to Section 8.5. "Exchange Right" has the meaning set forth in Section 8.5.A.

      "Exchange Shares" has the meaning set forth in Section 8.5.B.

      "Exercise Date" has the meaning set forth in Section 8.8.A.

      "Exercise Event" has the meaning set forth in Section 8.8.A.

      "Fair Market Value" means, with respect to a Limited Partner Interest or Interests which may be exchanged for one (1) REIT Share (taking into account any adjustments to the Adjustment Factor which became effective prior to a distribution under Section 5.1.B), the average of the daily market prices for a REIT Share for the ten (10) consecutive trading days immediately preceding the date of a distribution to Limited Partners pursuant to Section 5.1.B. The market price for any such trading day shall be the closing price on the New York Stock Exchange on such day.

      "Final Adjustment" has the meaning set forth in Section 10.3.B(2).

      "General Partner" means TriNet Realty Investors I, Inc., in its capacity as the general partner of the Partnership.

      "General Partner Interest" means a Partnership Interest held by the General Partner, in its capacity as general partner.

      "General Partner Priority Return Rate" means, for the General Partner, for each Contributed Property, an annual return, compounded quarterly, in the amount specified therefor on Exhibit A, as amended from time to time by the General Partner in connection with the contribution of new properties to the Partnership to specify a return elected by the General Partner in its sole and absolute discretion with respect to such new Contributed Property.

      "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

      "Immediate Family" means, with respect to any natural Person, such Person's spouse, the natural or adoptive parents of such Person or his or her spouse and the descendants, nephews, nieces, brothers and sisters of such Person.

      "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding filed against the Partner seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment, without the Partner's consent or acquiescence, of a trustee, receiver or liquidator for the Partner or for all or a substantial part of the Partner's assets has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

      "Indemnitee" means any Person made a party to a proceeding by reason of
(i) his, or its status as the General Partner or as a shareholder, director, officer or agent of the Partnership or the General Partner, or (ii) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness or obligation of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness or obligation which the Partnership has assumed or taken assets subject to) and such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability) in its sole and absolute discretion.

      "Initial Units Value" has the meaning set forth in Section 8.8.A.

      "Investment Documents" has the meaning set forth in Section 11.4 hereof.

      "IRS" means the Internal Revenue Service.

      "Issuance Date" shall be the twentieth (20th) day of a calendar month (or, if such date is not a Business Day, the next Business Day), as long as the Notice of Exchange is received by the General Partner at any time on or before the first (1st) Business Day of such calendar month. If a Notice of Exchange is received by the General Partner at any time after the first (1st) Business Day of a calendar month, then the Issuance Date shall be the twentieth (20th) day (or, if such day is not a Business Day, the next Business Day) of the immediately following calendar month. For example, if a Notice of Exchange is received by the General Partner on May 10th, the Issuance Date shall be June 20th (or, if such day is not a Business Day, the next Business Day).

      "Limited Partner" shall mean each Initial Limited Partner of the Partnership, each additional Limited Partner admitted to the Partnership after the date hereof, and each Substituted Limited Partner, in each case in such Person's capacity as a Limited Partner of the Partnership.

      "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the ownership interests in the Partnership of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

      "Limited Partner Priority Return Rate" means for each Limited Partner an annual return, compounded quarterly, in the amount specified for such Limited Partner on Exhibit A, which need not be the same for each Limited Partner.

      "Liquidating Event" has the meaning set forth in Section 13.1.

      "Liquidator" has the meaning set forth in Section 13.2.

      "Minimum Gain" shall have the meaning of such term as set forth in Treasury Regulations Section 1.704-2(d), and shall generally mean the amount by which the nonrecourse liabilities secured by any assets of the Partnership exceed the adjusted tax basis of such assets as of the date of determination. A Partner's share of Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Treasury Regulations Section 1.704-2(g).

      "Minimum Debt Amount" means with respect to one or more Contributed Properties the amount of Partnership debt indicated on Exhibit B.

      "Notice of Exchange" has the meaning set forth in Section 8.5.A.

      "NYSE" means the New York Stock Exchange.

      "Ownership Limit" means the applicable restriction on ownership of shares of TriNet imposed under its Charter.

      "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

      "Partner Nonrecourse Debt" has the meaning of such term set forth in Treasury Regulations Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning of such term set forth in Treasury Regulations Section 1.704-2(i).

      "Partner Nonrecourse Deductions" has the meaning of such term set forth in Treasury Regulations Section 1.704-2(i). Subject to the terms of the immediately preceding sentence, Partner Nonrecourse Deductions shall consist of, with respect to any partner nonrecourse debt (as such term is defined in Treasury Regulations Section 1.704-2(b)(4)), the increase in Partner Nonrecourse Debt Minimum Gain during a tax year plus any increase in Partner Nonrecourse Debt Minimum Gain for a prior tax year which has not previously generated a Partner Nonrecourse Deduction. The determination of which Partnership items constitute Partner Nonrecourse Deductions shall be made in a manner consistent with the manner in which Partnership Nonrecourse Deductions are determined.

      "Partner Record Date" has the meaning set forth in Section 5.1.A.

      "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended or restated from time to time, and any successor thereto.

      "Partnership Interest" means an ownership interest in the Partnership representing a fractional part of the ownership interests in the Partnership of all Partners and includes any and all benefits to which the holder of such Partnership Interest may be entitled, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

      "Percentage Interest" with respect to a Partner means the amount determined by dividing such Partner's Unrecovered Capital Amount by the aggregate Unrecovered Capital Amounts of all Partners.

      "Person" means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

      "Priority Return" means, for each Priority Return Calculation Year, with respect to any Limited Partner, a return on the Unrecovered Capital Amount of such Limited Partner calculated at the applicable Limited Partner Priority Return Rate, and, with respect to the General Partner, a return on the Unrecovered Capital Amount of the General Partner equal to the applicable General

Partner Priority Return Rate.

      "Priority Return Calculation Year" means for each Partner a one-year period beginning on the date of admission of such Partner to the Partnership or a yearly anniversary of such date, as applicable, and ending on the next following yearly anniversary of such date; provided, however, that if the General Partner Priority Return Rate is calculated differently for one (1) or more Contributed Properties, the Priority Return Calculation Year of the General Partner for each such Contributed Property shall mean the one-year period beginning on the date of contribution of each such Contributed Property to the Partnership, or a yearly anniversary of such date, as applicable, and ending on the next following yearly anniversary of such date.

      "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss (as the case may be) for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

      (2) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b) or to promote the sale of interests in the Partnership), shall be subtracted from such taxable income or loss, with deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code treated as expenditures described in Section 705(a)(2)(B) of the Code);

      (3) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from such Book Value;

      (4) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation" herein;

      (5) In the event that any item of income, gain, loss or deduction that has been included in the initial computation of Profit or Loss is subject to the special allocation rules of Section 6.2.D hereof, Profit or Loss shall be recomputed without regard to such item; and

      (6) In the event of an adjustment of the Book Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment shall be taken into account as additional Profits or Losses pursuant to Section 6.2 hereof.

      "Qualifying Party" means any Limited Partner, including, without limitation, any Substituted Limited Partner.

      "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "REIT" means a real estate investment trust qualifying under Code Section 856.

      "REIT Share" means a share of TriNet's Common Stock, par value $.01 per share, or a share of the common stock of a successor to TriNet pursuant to a Transaction.

      "REIT Shares Amount" means a number of REIT Shares equal to the product of
(i) the number of Tendered Units and (ii) the Adjustment Factor.

      "REIT Share Rights" shall mean any rights, options or warrants issued by TriNet which entitle the holders thereof to subscribe for, purchase or otherwise acquire REIT Shares.

      "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the General Partner's or TriNet's capital stock would be attributed to the first such Person under either Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318 (as modified by Code 856(d)(5)).

      "Restricted Period Expiration Date" means, with respect to a Contributed Property, such date as is set forth on Exhibit B attached hereto for such Contributed Property, as amended from time to time by the General Partner to reflect the Restricted Period Expiration Date applicable to each Contributed Property as provided in each applicable Contribution Agreement.

      "Returned Units" has the meaning set forth in Section 8.8.A.

      "Rights of First Refusal" has the meaning set forth in Section 8.8.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

      "Specified Exchange Date" means the date of receipt by the General Partner of a Notice of Exchange from a Qualifying Party pursuant to the terms and subject to the conditions set forth in Article 8 hereof.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of the voting power of the voting equity securities or of the outstanding equity interests is owned, directly or indirectly, by such Person.

      "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership from and after the date of this Agreement pursuant to
Section 11.4.

      "Taxable Event" means an event described in items (i), (ii) or (iii) of
Section 7.3.B.

      "Tendered Units" has the meaning set forth in Section 8.5.A hereof.

      "Tendering Party" has the meaning set forth in Section 8.5.A hereof.

      "Terminating Capital Transaction" means (i) any sale or other disposition of any Contributed Property of the Partnership, other than pursuant to a wholly tax-free exchange with no boot as described in Section 7.3.B., and (ii) any condemnation (or transfer in lieu thereof) of any Contributed Property or any casualty to any Contributed Property.

      "Terminating Capital Transaction Proceeds" means the sum of (i) (A) all cash, notes or publicly traded securities received in a Terminating Capital Transaction, (B) all cash received by the Partnership in respect of, or from the sale or disposition by the Partnership of, non-cash proceeds of a Terminating Capital Transaction and (C) non-cash proceeds of a Terminating Capital Transaction, less (ii) all costs and expenses of the Partnership relating to such Terminating Capital Transaction, all reserves established from the proceeds of such Terminating Capital Transaction as are elected by the General Partner in its sole and absolute discretion and, in the case of casualty or condemnation, all amounts expended by the Partnership in connection with the repair or rebuilding of the Contributed Property.

      "Transaction" has the meaning set forth in Section 11.2 hereof.

      "Transfer," when used with respect to all or any portion of a Partnership Interest, means, subject to the terms of this definition below, any transaction in which a Partner, directly or indirectly, assigns all or any portion of his or its Partnership Interest to another Person and includes any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. When the term "Transfer" is used in Article 11 hereof, Transfer shall not mean (i) any Exchange of Limited Partner Interests by the Partnership or any acquisition of Tendered Units by the General Partner pursuant to Section 8.5 hereof or (ii) any exchange or redemption of Limited Partner Interests pursuant to Section 8.6 or
Section 8.7 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

      "TriNet" means TriNet Corporate Realty Trust, Inc., a Maryland corporation.

      "Units" means, collectively, the units of Limited Partner Interests issued to the Limited Partners for the purpose of exercising the exchange and redemption rights pursuant to Article 8 of this Agreement, which units are set forth on Exhibit A, as amended by the General Partner from time to time.

      "Unrecovered Capital Amount" means, with respect to a Partner, the sum of
(i) the aggregate of all Capital Contributions made by the Partner plus (ii) for each Partnership Interest transferred to such Partner, if any, (including, without limitation, with respect to the General Partner, any Returned Units forfeited by Limited Partners and distributed to the General Partner pursuant to
Section 8.8), the Unrecovered Capital Amount allocable to such Partnership Interest as of the time of Transfer less the sum of (a) for each Partnership Interest transferred by such Partner (including, without limitation, with respect to each Limited Partner, any Returned Units forfeited by such Limited Partner pursuant to Section 8.8), the Unrecovered Capital Amount allocable to such Partnership Interest as of the time of Transfer, (b) the aggregate distributions to such Partner pursuant to Section 5.1.B(3), and (c) for each Partnership Interest tendered for redemption by such Partner, if any, the Unrecovered Capital Amount allocable to such Partnership Interest as of the Issuance Date for such tender.

      "Valuation Date" means (a) for an Exchange, the Issuance Date or, if such date is not a Business Day, the next Business Day or (b) in any other case, the date specified in this Agreement.

      "Value" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be the closing price on the New York Stock Exchange on such day.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS


      Section 2.1 Formation

      The Partnership has been formed under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

      Section 2.2 Name

      The name of the Partnership shall be TriNet Property Partners, L.P.. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in its next regular communication to the Limited Partners.

      Section 2.3 Registered Office and Agent; Principal Office

      The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be c/o TriNet Corporate Realty Trust, Inc., Four Embarcadero Center, Suite 3150, San Francisco, California 94111, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      Section 2.4 Power of Attorney

      A. Each Limited Partner hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
                  Article 11,12 or 13 hereof or the allocation of Units or the Capital Contribution of any Partner or any Percentage Interest in connection therewith; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

            (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

      B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

      Section 2.5 Term

      The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2047, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.


                                    ARTICLE 3
                                     PURPOSE

      Section 3.1 Purpose and Business

      The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.

      Section 3.2 Powers

      The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, borrowing money to finance one (1) or more of the Contributed Properties and the conduct of the Partnership's business, provided that the Partnership shall not take any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of TriNet to qualify as a REIT, (b) could subject the General Partner or TriNet to any additional taxes under Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or TriNet, or securities issued by the General Partner or TriNet, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing. Without limiting the foregoing, in the sole and absolute discretion of the General Partner, the Partnership may acquire in the future additional Contributed Properties by means of Capital Contributions by other Persons.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

      Section 4.1 Capital Contributions of the Partners

      At the time of the execution and delivery of this Agreement, the Partners shall make the Capital Contributions set forth in Exhibit A to this Agreement, which shall be appropriately adjusted from time to time, including, without limitation, to reflect adjustments pursuant to Section 8.8. The Initial Limited Partners shall own their respective Limited Partner Interests set forth on Exhibit A. In connection with the acquisition of Contributed Properties by the Partnership after the date of this Agreement, the General Partner and other Persons then being admitted into the Partnership as Limited Partners may make additional Capital Contributions to the Partnership as determined by the General Partner in its sole discretion.

      Except as provided in Sections 4.2, 4.3, 8.5 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions, loans or other advances of funds to the Partnership.

      Section 4.2 Issuance of Additional Partnership Interests

      The General Partner shall have the right to cause the Partnership to issue additional Partnership Interests to the Partners or other Persons in connection with the acquisition of Contributed Properties after the date of this Agreement and/or the making of additional Capital Contributions. The issuance of additional Partnership Interests and the admission of any additional Limited Partners to the Partnership from time to time shall be on such terms and conditions and for such Capital Contributions as may be established by the General Partner in its sole discretion. No action or consent of the Limited Partners shall be required in connection with the issuance of additional Partnership Interests or the admission of any additional Limited Partners to the Partnership. Persons making additional Capital Contributions to the Partnership after the date hereof shall be admitted to the Partnership as additional Limited Partners, with such Partnership Interests, Priority Returns, Adjustment Limitations and other rights and limitations as may be set forth in Exhibits A and B. To the extent that the Partnership acquires in the future any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A.


      Section 4.3 Additional Funding and Discretionary Capital Contributions.

      A. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition or development of additional Properties or for such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 or, alternatively, the terms of Section 4.2 hereof. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

      B. The General Partner or TriNet may lend Additional Funds to the Partnership (a "General Partner Loan") at any time. Any General Partner Loan shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party as reasonably determined by the General Partner.

      C. The General Partner on behalf of the Partnership may raise all or any portion of the Additional Funds by making additional Capital Contributions and/or accepting additional Capital Contributions from any other Partners and/or third parties and either (a) in the case of Partners (including the General Partner), increasing such Partner's Partnership Interest or (b) in the case of a third party, admitting such third party as an Additional Limited Partner as contemplated by Section 4.2 of this Agreement. Subject to the terms of this
Section 4.3 and to the definition of "Agreed Value," the General Partner shall determine in good faith the amount, terms and conditions of such additional Capital Contributions.

      Section 4.4 No Guaranteed Payment Within The Meaning of Section 707(c) of
                  the Internal Revenue Code.

      The parties agree that neither the Limited Partners' Priority Return nor the General Partner's Priority Return is intended to be a guaranteed payment within the meaning of Section 707(c) of the Code.

                                    ARTICLE 5
                                  DISTRIBUTIONS

      Section 5.1 Requirement and Characterization of Distributions

      A. The General Partner shall distribute at least quarterly (or with respect to a particular Limited Partner, in installments upon such other frequency as may be provided for such Limited Partner on Exhibit A) all, or such portion as the General Partner may determine in its sole and absolute discretion, of the Available Cash generated by the Partnership during each calendar quarter or portion thereof during which the Partnership is in existence. Cash distributions pursuant to this Section 5.1 for a calendar quarter or shorter period shall be made to the Partners who are Partners of record on the record date for the regular quarterly dividend paid by TriNet to the holders of REIT Shares for such quarter (the "Partner Record Date") and such distributions shall be payable to Partners on the payment date for such dividend for such quarter. In the event that TriNet does not declare a dividend on REIT Shares with respect to any quarter, the Partner Record Date for such quarter shall be the last day of such quarter and the distribution on account of such quarter shall be paid no later than the 20th day of the next following quarter. Distributions of Available Cash shall be made to the applicable Partners in accordance with the following order of priority:

            (1) First, to the Limited Partners in proportion to such Limited Partners' aggregate accrued and unpaid Priority Return, until each Limited Partner has received an amount that, when aggregated with all previous distributions to such Limited Partner pursuant to this Section 5.1.A(1), is equal to (but not in excess of) such Limited Partner's aggregate accrued Priority Return;

            (2) Second, to the General Partner until the General Partner has received an amount that, when aggregated with all previous distributions to the General Partner pursuant to this Section 5.1.A(2), is equal to (but not in excess of) the General Partner's aggregate accrued Priority Return; and

            (3) Thereafter, 99% to the General Partner and 1% in the aggregate to the Limited Partners in proportion to the Percentage Interests of the Limited Partners.

      B. Terminating Capital Transaction Proceeds shall be distributed within ninety (90) days of receipt by the Partnership to those Partners who are Partners on the date of the distribution of the Terminating Capital Transaction Proceeds in accordance with the following order of priority:

            (1) First, to the Limited Partners in proportion to the Limited Partners' aggregate accrued and unpaid Priority Return, until each Limited Partner has received an amount that, when aggregated with all previous distributions to such Limited Partner pursuant to Section 5.1.A(1) and this Section 5.1.B(1), is equal to (but not in excess of) such Limited Partner's aggregate accrued Priority Return;

            (2) Second, to the General Partner until the General Partner has received an amount that, when aggregated with all previous distributions to the General Partner pursuant to 5.1.A(2) and this Section 5.1.B(2) is equal to (but not in excess of) the General Partner's aggregate accrued Priority Return;

            (3) Third, to the Partners in proportion to their Unrecovered Capital Amounts until the Partners have received an aggregate amount equal to their aggregate Unrecovered Capital Amounts; and

            (4) Thereafter, 1% to the Limited Partners in proportion to their Percentage

                  Interests and 99% to the General Partner.

      Section 5.2 Amounts Withheld

      All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners shall be treated as amounts distributed to the Partners pursuant to Section 5.1 for all purposes under this Agreement.

      Section 5.3 Right to Withhold Distributions. Notwithstanding any term of this Agreement to the contrary, the General Partner shall have the right to withhold from any distributions that would otherwise be due to a Limited Partner under this Agreement and apply such withheld amounts to any and all amounts that are owed to the Partnership pursuant to the applicable Contribution Agreement, any agreement with respect to the pledge of Units of such Limited Partner to the General Partner or the Partnership, this Agreement, including, without limitation, any loan described in Section 10.5, or in any other agreement entered into in connection with or pursuant to this Agreement or the applicable Contribution Agreement.

                                    ARTICLE 6
                         ALLOCATIONS OF PROFIT AND LOSS

      Section 6.1 Capital Accounts.

      A. The Partnership shall establish and maintain a separate Capital Account for each Partner in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). Subject to the immediately preceding sentence, the Capital Account of each Partner shall be credited with (i) the amount of all cash Capital Contributions made or deemed made to the Partnership by such Partner in accordance with this Agreement and the Agreed Value of any other property contributed or deemed contributed to the Partnership by such Partner pursuant to the terms of this Agreement, adjusted if required pursuant to Section 8.8; plus (ii) all Profits allocated to such Partner pursuant to
Article 6 hereof (including for purposes of this Section 6.1 income and gain exempt from tax); and shall be debited with the sum of: (x) all Losses allocated to such Partner pursuant to Article 6 hereof, and (y) all cash and the Agreed Value of any other property actually distributed or deemed distributed by the Partnership to such Partner pursuant to the terms of this Agreement. Any reference in any section or subsection of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

      B. The foregoing provisions of this Section 6.1 are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which Capital Accounts are computed hereunder in order to comply with such Treasury Regulations, the General Partner may make such modification if such modification will not have any effect whatsoever on the amount distributable to any Partner under the terms of this Agreement or the amount which any Partner may be obligated to advance to restore negative Capital Accounts and the General Partner notifies the Limited Partners in writing of such modification prior to making such modification.

      Section 6.2 Profits, Losses and Distributive Shares.

      A. Operating Profits. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, Profits in each fiscal year or other relevant period of the Partnership shall be allocated in the following order:

            (1) First, to each Partner in proportion to the cumulative Losses allocated to such Partner under Section 6.2.B(2) and (3) hereof (in inverse order in which they were allocated), until the cumulative Profits allocated to such Partner under this
                  Section 6.2.A(1) equal the cumulative Losses allocated to such Partner under Section 6.2.B(2) and (3) hereof;

            (2) Second, to the Limited Partners proportionately based on the amount, if any, by which the cumulative prior and concurrent distributions of each Limited Partner's Priority Return pursuant to Section 5.1.A(1) hereof exceeds the cumulative amounts of Profits previously allocated to such Limited Partner pursuant to this Section 6.2.A(2);

            (3) Third, to the General Partner in the amount, if any, that the cumulative prior and concurrent distributions of the General Partner's Priority Return pursuant to Section 5.1.A(2) hereof exceeds the cumulative amounts of Profits previously allocated to the General Partner pursuant to this Section 6.2.A(3); and

            (4) Thereafter, 99% to the General Partner and 1% to the Limited Partners in the aggregate and among the Limited Partners in proportion to their respective Percentage Interests.

      B. Operating Losses. Subject to Section 6.2.C below, and after giving effect to the special allocations, if any, provided in Section 6.2.D and E hereof, Losses in each fiscal year or other relevant period of the Partnership shall be allocated in the following order:

            (1) First, to each Partner in proportion to the cumulative Profits allocated to such Partner pursuant to Section 6.2.A(2), (3) and (4) hereof (in inverse order in which they were allocated) until the cumulative Losses allocated to such Partner under this Section 6.2.B(1) equal the cumulative Profits allocated to such Partner under Section 6.2.A(2), (3) and (4);

            (2) Second, to and among those Partners having positive balances in their Capital Accounts, in proportion to and to the extent of, such positive Capital Account balances after giving effect to any Losses allocated to such Partners pursuant to Section 6.2.B(1); and

            (3)   Thereafter, 100% to the General Partner.

      C. Profits and Losses From Terminating Capital Transaction. Notwithstanding anything contained in Sections 6.2.A and B hereof, after giving effect to the special allocations, if any, provided in Sections 6.2.D and E hereof, all items of Partnership Profits and Losses arising from a Terminating Capital Transaction shall be allocated among the Partners so as to insure to the maximum extent possible that, after giving effect to the allocation of such Profits and Losses in the Capital Accounts of the Partners, the Capital Account balance of each Partner is positive in the amount of cash that such Partner would be entitled to receive pursuant to Section 5.1.B if the Partnership sold its remaining assets for their then Book Value and liquidated pursuant to the provisions of Section 13.2.

      D. Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

            (1) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain during any tax year or other period for which allocations are made, each Partner will be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Minimum Gain during such tax year or other period determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i). This Section 6.2.D(1) is
                  intended to comply with the minimum gain chargeback requirements set forth in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith, including the exceptions to the minimum gain chargeback requirement set forth in Treasury Regulations Sections 1.704-2(f)(2) and (3).

            (2) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.2 (other than Section 6.2.D(1), which shall be applied before this
                  Section 6.2.D(2)), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any tax year or other period for which allocations are made, each Partner with a share of Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(i)(5) shall be specially allocated items of Partnership income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain determined in accordance with Treasury Regulation 1.704-2(i). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This Section 6.2.D(2) is
                  intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith, including the exceptions set forth in Treasury Regulations Section 1.704-(f)(2) and (3) to the extent such exceptions apply to Treasury Regulations Section 1.704-2(i)(4).

            (3) Qualified Income Offset. If a Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
                  (6), respectively, such Partner will be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for the relevant tax year or other period for which allocations are made) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.2.D(3) shall be made only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.2 have been made in the first instance without regard to this Section 6.2.D(3).

            (4) Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Partner who bears the economic risk of loss with respect to the liability to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

            (5) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under Code
                  Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations
                  Section 1.704-1(b)(2) (iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

            (6) Depreciation Recapture. In the event there is any recapture of Depreciation or investment tax credit, the allocation thereof shall be made among the Partners in the same proportion as the deduction for such Depreciation or investment tax credit was allocated.

            (7) Interest In Partnership. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss (or item of Profit or Loss) will be made to a Partner if the allocation would not have "economic effect" under Treasury Regulations
                  Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Partner's interest in the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(3) or 1.704-1(b)(4)(iv).

      E. Curative Allocations. The allocations set forth in Sections 6.2.D(1) through (5) and (7) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is authorized to further allocate Profits, Losses, and other items of income, gain, loss and deduction among the Partners in a reasonable manner so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions would be divided among the Partners under
Section 5.1 hereof, but for application of the Regulatory Allocations. In general, such reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Partners so that the net amount of the Regulatory Allocations and the special allocations to each Partner is zero. The General Partner may accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

      F. Tax Allocations - Code Section 704(c). Notwithstanding anything contained in this Agreement to the contrary, taxable income, gain, loss, and deduction with respect to any Partnership property (including, but not limited to, the Contributed Properties) that is subject to Code Section 704(c), the Treasury Regulations thereunder and/or Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be determined and allocated among the Partners, and the Capital Accounts of the Partners shall be determined, in accordance with such Code Section and/or Treasury Regulations, as the case may be. The General Partner hereby agrees that the Partnership shall elect the "traditional method with curative allocations" described in Treasury Regulation Section 1.704-3(c)(3)(iii)(B) to eliminate the Book-Tax Disparity with respect to the

Contributed Properties, and such election shall be binding on all of the Partners.

      G. Other Allocation Rules. The following rules will apply to the calculation and allocation of Profits, Losses and other items of income, gain, loss and deduction:

            (1) Unless otherwise determined by the General Partner, for purposes of determining the Profits, Losses or any other item of income, gain, loss and deduction allocable to any period, Profits, Losses and other items of income, gain, loss and deduction will be determined on a daily basis under Code
                  Section 706 and the related Treasury Regulations.

            (2) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and other allocations not provided for in this Agreement will be divided among the Partners in the same proportions as they share Profits and Losses, provided that any credits shall be allocated in accordance with Treasury Regulations Section 1.704-1(b)(4)(ii).

      H. Partner Acknowledgment. The Partners agree to be bound by the provisions of this Section 6.2 in reporting their shares of Partnership income, gain, loss, deduction and other allocations for income tax purposes.

      I. Regulatory Compliance. The foregoing provisions of this Section 6.2 relating to the allocation of Profits, Losses and other items of income, gain, loss and deduction for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

      J. Effect of Treasury Regulations; Liquidation. In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but there has been no dissolution of the Partnership, then the Partnership assets shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up, but there shall be deemed to have been a distribution of Partnership assets in kind to the Partners in accordance with their respective Capital Accounts followed by a recontribution of the Partnership assets by the Partners.


                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

      Section 7.1 Management

      A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner. No Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to its obligations under Section 7.3.C hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

            (1) the making of any expenditures (including, without limitation, making prepayments on loans, subject to its obligations under
                  Section 7.3.C), the borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including, without limitation, the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

            (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership or the merger or other combination of the Partnership with or into another entity), subject to its obligations under Section 7.3.C;

            (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or any of the Partnership's Subsidiaries, the lending of funds or the issuance of guarantees to other Persons (including, without limitation, Subsidiaries of the Partnership) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

            (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any subsidiary of the Partnership;

            (6) the making, negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including, without limitation, contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

            (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

            (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

            (9) the collection and receipt of revenues and income of the Partnership;

            (10) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants, property managers, brokers and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

            (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

            (12) the formation of, or acquisition of an interest in, and the contribution of property to, any limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable

                  (including, without limitation, the acquisition of interests in and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

            (13) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

            (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

            (16) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or other assets to the Partnership;

            (17) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including, without limitation, the right to vote, appurtenant to any asset or investment held by the Partnership;

            (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

            (19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other agreements with such Person;

            (20) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

            (21) the issuance of additional Partnership Interests and Units, as appropriate in the General Partner's sole and absolute discretion, in connection with Capital Contributions by additional Limited Partners and Capital Contributions by Partners pursuant to the terms of this Agreement; and

            (22) an election to dissolve the Partnership pursuant to Section 13.1.C, subject to its obligations under Section 7.3.C.

      B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation, subject to its obligations under Section 7.3.C. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity so long as such execution, delivery or performance has been undertaken by the General Partner in good faith.

      C. At all times from and after the date hereof, the General Partner may cause the

Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate from time to time.

      D. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement, subject to the General Partner's obligations under Section 7.3.C.

      Section 7.2 Certificate of Limited Partnership

      The General Partner shall have filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state or any other jurisdiction, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state and each other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall not be required before or after filing to deliver a copy of the Certificate or any amendment thereto to any Limited Partner.

      Section 7.3 Restrictions on General Partner Authority

      A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement.

      B. Except as provided in Section 7.3.C or Article 11 or 13 hereof or to the extent that the transaction is treated as a wholly tax-free exchange with no boot under Code Section 1031, the General Partner shall not, prior to the Restricted Period Expiration Date with respect to a Contributed Property (i) cause the Partnership to engage in a sale, exchange or other disposition with respect to such Contributed Property (or any interest therein) (including by way of taxable merger, consolidation or other combination with any other Person), except as a result of a casualty loss, title loss or exercise of eminent domain,
(ii) cause a tax termination of the Partnership within the meaning of Section 708(b)(1)(B) of the Code; or (iii) fail to maintain

Partnership debt at least equal to the Minimum Debt Amount. The Initial Limited Partners agree that, simultaneously with the execution and delivery of this Agreement, each of them will provide a bottom-dollar guaranty (each, a "Bottom-Dollar Guaranty") with respect to indebtedness of the Partnership, which Bottom-Dollar Guaranties shall in the aggregate be not less than the Minimum Debt Amount and individually be of such amount as is determined by each of the Initial Limited Partners to be necessary to avoid gain recognition by such Initial Limited Partner. Notwithstanding anything to the contrary contained herein, the General Partner shall have the right to refinance indebtedness of the Partnership without restriction so long as the General Partner provides the Limited Partners who then have Bottom-Dollar Guaranties outstanding the opportunity to provide Bottom-Dollar Guaranties of other debt of the Partnership in an amount equal the Minimum Debt Amount or such lesser amount as may be sufficient for such Limited Partners to avoid gain recognition (it being understood that such Limited Partners who elect not to provide such Bottom-Dollar Guaranties shall be deemed to have agreed to a reduction in the Minimum Debt Amount applicable to them by the amount of their Bottom-Dollar Guaranties which were released in connection with such refinancing).

      C. The General Partner may, in its sole discretion, elect not to comply with Section 7.3.B with respect to any Contributed Property, and such election shall be deemed not to constitute a breach of this Agreement or any duty of the General Partner, if the General Partner pays to each Limited Partner who held a beneficial interest in the applicable Contributed Property at the time of its contribution to the Partnership an amount equal to the then present value (using a discount rate equal to the then current yield to maturity on United States Treasury obligations having the maturity date which most closely approximates the period from the applicable date on which tax must be paid through the applicable Restricted Period Expiration Date (the "Treasury Securities Rate")) of hypothetical interest at the Treasury Securities Rate, on the Built in Tax Amount with respect to such Contributed Property for such Limited Partner from the date on which tax must be paid on account of such election not to comply with Section 7.3.B to the applicable Restricted Period Expiration Date. Notwithstanding anything to the contrary contained in this Agreement, the payment provided for in this Section 7.3.C shall be the sole and exclusive remedy available to the Limited Partners in the event of the General Partner's election not to comply with Section 7.3.B.

      Section 7.4 Reimbursement of the General Partner; Partnership Management
Fee

      A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including, without limitation, the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership. The General Partner shall be entitled to receive a fee for managing the Partnership equal to one percent (1%) per annum of all revenue of any sort of the Partnership and shall be entitled to pay itself such fee when and as it elects.

      B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership.

      Section 7.5 Contracts with Affiliates

      A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, in each case on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

      B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

      C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, or enter into any other transaction with the Partnership except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and except that the Partnership may incur indebtedness to the General Partner or any of its Affiliates on terms that are comparable in all material respects to those which the Partnership could obtain from a third party lender as determined by the General Partner in good faith.

      D. The General Partner and its Affiliates may perform services for the Partnership and shall be entitled to receive compensation therefore determined on an arms length, fair market value basis.

      Section 7.6 Indemnification

      A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all joint or several losses, claims, damages, liabilities, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the Partnership or its business, affairs, properties or operations, or to indebtedness or obligations of the

Partnership for which the Indemnitee is or is alleged to be liable, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary or obligations of the Partnership (including without limitation, any indebtedness or obligations which the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness or obligations. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

      B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding, notwithstanding any limitation otherwise imposed by the Act or other relevant laws.

      C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in a capacity which entitles it to indemnity hereunder.

      D. The Partnership may, but shall not be obligated to, purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against one (1) or more Indemnitees or expenses that may be incurred by such Indemnitees or other Persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify any such Indemnitee or Person against liability under the provisions of this Agreement.

      E. For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.6, and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

      F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      H. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to matters occurring or liability undertaken, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims related thereto may arise or be asserted.

      Section 7.7 Liability of the General Partner

      A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

      B. The Limited Partners expressly acknowledge that the General Partner and TriNet are acting on behalf of the Partnership and TriNet's shareholders collectively, that neither the General Partner nor TriNet is under any obligation to consider the separate interests of the Limited Partners, including, without limitation, the tax consequences to any Limited Partners in deciding whether to cause the Partnership to take (or decline to take) any actions, and, subject to the terms of Section 7.3.C, that neither the General Partner nor TriNet shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. In the event of a conflict between the interests of the General Partner's or TriNet's shareholders on one hand and the Limited Partners on the other, the General Partner and TriNet shall endeavor in good faith to resolve the conflict in a manner not adverse to either such shareholders or the Limited Partners; provided, however, that any such conflict which cannot be resolved in a manner not adverse to either the General Partner's or TriNet's shareholders or the Limited Partners shall be resolved in favor of the General Partner's and TriNet's shareholders.

      C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      D. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 7.8 Other Matters Concerning the General Partner

      A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in good faith in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

      D. Subject to any agreements entered into by the General Partner or its Affiliates (including, without limitation, TriNet) with the Partnership or any of its Subsidiaries, the General Partner, its Affiliates (including, without limitation, TriNet) and any officer, director, employee, agent, trustee or shareholder of the General Partner or its Affiliates (including, without limitation, TriNet) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any of the Limited Partners or any of their respective Affiliates shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of the General Partner or its Affiliates (including, without limitation, TriNet), and none of the General Partner or its Affiliates (including, without limitation, TriNet) shall have any obligation pursuant to this Agreement or the partnership relationship created hereby to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any Affiliate of any of the foregoing, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner, or any Affiliate of any of the foregoing, could be taken by such Person.

      E. The General Partner makes no representation that the Limited Partners will not recognize gain or income that would be taxable as a result of entering into this Agreement as contemplated by the Contribution Agreements. Any costs of administering the defense of such liability is the sole responsibility of the Limited Partners and is not subject to indemnification under this Agreement. The General Partner shall have no liability whatsoever with respect to the effect on any Limited Partner of actions taken in accordance with this Agreement.

      Section 7.9 Title to Partnership Assets

      Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including, without limitation, Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.10 Reliance by Third Parties

      Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this

Agreement and is binding upon the Partnership.

      Section 7.11 General Partner's Capital Contribution to Fund the
                   Contributors' Prorations and Other Expenses under Contribution Agreements.

      The General Partner's Capital Contributions made at the times of acquisition of the Contributed Properties shall be used by the General Partner to repay loans and certain closing costs of the General Partner and the title holders of the Contributed Properties, in each case to the extent provided in the Contribution Agreements, and, to the extent that any portion of a Capital Contribution remains after application to such uses, the remaining funds may be used by the General Partner for any other purpose in accordance with the terms of this Agreement.


                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1 Limitation of Liability

      Subject to any separate agreements entered into by the Limited Partners, the Limited Partners shall have no liability under this Agreement, except as expressly provided in this Agreement, including, without limitation, Section
10.5 hereof, or under the Act.

      Section 8.2 Management of Business

      No Limited Partner shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any business by the General Partner, any of its Affiliates, including, without limitation, TriNet, or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, including, without limitation, TriNet, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

      Section 8.3 Outside Activities of Limited Partners

      Subject to any separate agreements entered into by a Limited Partner or its Affiliates, such Limited Partner, its Affiliates and any officer, director, employee, agent, trustee or shareholder of any such Limited Partner or its Affiliates, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner or any of its Affiliates shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner or any of its Affiliates. No Limited Partner or any of its Affiliates shall have any obligation pursuant to this Agreement or the partnership relationship created hereby to offer any interest in any such business ventures to the Partnership, the General Partner, another Limited Partner or any of their respective Affiliates even if such opportunity is of a character which, if presented to the Partnership, the General Partner, another Limited Partner or any of their respective Affiliates would or could be taken by such Person.

      Section 8.4 Return of Capital

      No Limited Partner shall be entitled to the withdrawal or return of its Capital Contributions, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly provided in this Agreement, including, without limitation, any amendments hereto in accordance with Section 12.2, no Limited Partner shall have priority over any other Limited Partner, either as to the return of Capital Contributions or as to profits, losses or distributions.

      Section 8.5 Exchange Rights of Qualifying Parties

      A. After the expiration of the eighteenth (18) month (or such other period with respect to a Limited Partner as is provided in a Contribution Agreement entered into after the date hereof) following each Closing Date (as that term is defined in the Contribution Agreement pursuant to which such Closing Date occurred), a Limited Partner who received a Limited Partner Interest on such Closing Date or any Qualifying Party who has succeeded to such Limited Partner Interest shall have the right (the "Exchange Right") (subject to the terms and conditions set forth herein) to require (subject to the General Partner's rights set forth in Section 8.5.B hereof) the Partnership to redeem all or a portion of such Limited Partner Interest (such tendered Limited Partner Interest being hereinafter called "Tendered Units") for cash equal to the Cash Amount multiplied by the REIT Shares Amount with respect to the Tendered Units, plus the aggregate amount of any distributions owed but unpaid in respect of the Tendered Units pursuant to Section 5.1 hereof on the applicable Issuance Date (the "Cash Payment"), which amount shall be due and shall be paid on the Issuance Date following the Specified Exchange Date relating to such Tendered Units. In such event, the General Partner shall cause to be contributed to the Partnership such Cash Payment, and the applicable Qualifying Party's Tendered Units shall be redeemed in exchange for such Cash Payment in the following manner and with the following consequences: such redemption, to the extent it does not represent distributions required to be paid pursuant to Section 5.1 which are accrued but unpaid, shall be treated as a distribution to such Limited Partner which reduces such Limited Partner's Unrecovered Capital Amount as of the date of the redemption by the Unrecovered Capital Amount allocated to the Tendered Units, and the General Partner's Unrecovered Capital Amount as of the date of the redemption shall be increased by the Unrecovered Capital Amount allocated to the Tendered Units. Any such exchange or redemption shall be exercised pursuant to a notice of exchange in substantially the form attached hereto as Exhibit C (a "Notice of Exchange") delivered to TriNet, Attn: Chief Financial Officer with a copy to TriNet's General Counsel, and Goodwin, Procter & Hoar LLP, Attn: David W. Watson, Esq., by the applicable Qualifying Party when exercising its Exchange Right (the "Tendering Party").

      B. Notwithstanding the provisions of Section 8.5.A hereof, upon an exercise by a Tendering Party of its Exchange Right, the General Partner may, in its sole and absolute discretion, elect to acquire some or all of the Tendered Units from the Tendering Party in exchange for REIT Shares (the percentage elected to be acquired for REIT Shares is referred to as the "Applicable Percentage"). In the event the General Partner elects this option, (i) the General Partner shall send notice of such election (the "General Partner Election") to the Tendering Party at the address listed on the Notice of Exchange not later than fifteen (15) days following the applicable Specified Exchange Date and (ii) on or before the applicable Issuance Date, TriNet shall cause its transfer agent to issue in exchange for the Applicable Percentage of the Tendered Units (plus any distributions pursuant to Section 5.1 which are accrued but unpaid) REIT Shares (the "Exchange Shares") in a number equal to (i) the product of the REIT Shares Amount and the Applicable Percentage plus (ii) the aggregate amount of any distributions owed but unpaid to the Qualifying Party pursuant to Section 5.1 hereof with respect to the Tendered Units on the applicable Issuance Date, divided by the Value of one REIT Share; provided, however, that in lieu of any fractional REIT Share resulting from such calculation, the Partnership may pay the Tendering Party cash equal to the Cash Amount attributable to the fractional REIT Share if the General Partner causes to be contributed to the Partnership the Cash Amount attributable to such fractional REIT Share. Such Exchange shall be treated as a sale of such Tendered Units to the General Partner for federal income tax purposes and such Exchange shall be deemed to have the following consequences hereunder: such Exchange, to the extent it does not represent distributions required to be paid pursuant to
Section 5.1(B) which are accrued but unpaid, shall be treated as a distribution to such Limited Partner which reduces such Limited Partner's Unrecovered Capital Amount as of the date of the Exchange by the amount equal to the Unrecovered Capital Amount allocated to the Applicable Percentage of the Tendered Units, and the General Partner's Unrecovered Capital Amount as of the date of Exchange shall be increased by the Unrecovered Capital Amount allocable to the Applicable Percentage of the Tendered Units for which Exchange Shares are issued. To the extent that cash is used in lieu of fractional REIT Shares, the consequences hereunder shall be identical to those under Section 8.5.A. In determining whether to elect to exchange for REIT Shares or in the event that the Notice of Exchange indicates to the General Partner, in its sole and absolute discretion, the need to review additional documentation from such Tendering Party, the General Partner may require that the Tendering Party submit to the General Partner, in addition to the Notice of Exchange, (i) such information, certifications or affidavits as the General Partner may reasonably require in connection with the application of the Ownership Limit or the Hart-Scott-Rodino Act, (ii) such other written representations, investment letters, legal opinions or other instruments necessary, in the General Partner's opinion, to effect compliance with the Securities Act or any other federal or state securities law or to determine the accuracy of any representation or warranty set forth in a Notice of Exchange and (iii) a Prospective Subscriber Questionnaire in the form of Exhibit D hereto. If the General Partner so determines that it shall require such additional documents, affidavits, instruments and other information referred to in the immediately preceding sentence, the General Partner shall have the right to delay the Issuance Date with respect to such Tendered Units for such time following receipt of such requested additional documents, affidavits, instruments and other information as the General Partner reasonably needs to determine (A) whether the Exchange complies with the Ownership Limit and all applicable state and federal securities laws;
(B) whether the Exchange would violate, or could cause a filing under, the Hart-Scott-Rodino Act or any other federal antitrust statute; or (C) whether the representations and warranties made by the Tendering Party pursuant to the Notice of Exchange and the Prospective Subscriber Questionnaire delivered therewith are true and correct as of the date of the applicable Specified Exchange Date. If the General Partner has elected to cause TriNet to issue Exchange Shares pursuant to the terms of this Section above, but TriNet makes a determination that TriNet cannot do so for legal or other reasons, the General Partner shall so notify the applicable Tendering Party and its obligations under this Agreement in connection with the applicable Notice of Exchange delivered by such Tendering Party shall cease. Exchange Shares delivered under this Article shall be delivered by TriNet as duly authorized, validly issued, fully paid and nonassessable REIT Shares, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter and the bylaws of the General Partner or TriNet, the terms of any pledge agreements entered into by the recipient of the Exchange Shares, and restrictions on transfer consistent with the Securities Act and applicable state and federal securities laws. REIT Shares issued pursuant to this Section 8.5.B may contain such legends regarding restrictions on transfer under the Securities Act and applicable state and federal securities laws as TriNet in good faith determines to be necessary or advisable in order to ensure compliance with such laws. Upon delivery by the General Partner of the REIT Shares to the Tendering Party, the Tendering Party shall automatically be entitled to the rights and be subject to the obligations and conditions under any applicable Registration Rights Agreement between TriNet and such Tendering Party with respect to such REIT Shares (a "Registration Rights Agreement").

      C. If a Partner Record Date with respect to any Tendered Unit precedes the date on which a Tendering Party receives cash or REIT Shares pursuant to this Article 8 (the "Delivery Date"), such Tendering Party shall be entitled to distributions pursuant to this Agreement payable to holders of Limited Partner Interests on such Partner Record Date with respect to the Tendered Units. If the Partner Record Date with respect to any Tendered Unit is on or after the applicable Delivery Date, the Tendering Partner shall not be entitled to distributions pursuant to this Agreement payable to holders of Limited Partner Interests on such Partner Record Date with respect to the Tendered Units exchanged but, if the Tendering Party receives REIT Shares in connection with such exchange, it shall be entitled to any dividends payable with respect to any record holder of REIT Shares as of a record date for holders of REIT Shares that is on or after such Delivery Date.

      D. Notwithstanding anything herein to the contrary, with respect to any Exchange of Tendered Units pursuant to this Article 8:

            (1) Subject to the Ownership Limit, no Tendering Party may effect an Exchange for less than Fifteen Thousand (15,000) Units or, if such Tendering Party holds less than Fifteen Thousand (15,000) Units, all of the Units held by such Tendering Party.

            (2) The consummation of any Exchange of Tendered Units shall be subject to all required filings, if any, being made and the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act as amended.

            (3) Except as provided in Section 8.5 hereof, the Tendering Party shall continue to own (subject, in the case of a Substituted Limited Partner, to the provisions of Section 11.5 hereof) all Limited Partner Interests subject to any Exchange, and shall be treated as a Limited Partner, with respect to such Limited Partner Interests or the economic interest therein for all purposes of this Agreement, until the Delivery Date on which such Limited Partner Interests are either exchanged for REIT Shares, pursuant to Section 8.5.B hereof, or redeemed for cash pursuant to
      Section 8.5.A hereof. Upon the Delivery Date, all rights and obligations of the Tendering Party with respect to the Tendered Units Exchanged hereunder shall cease and, to the extent such Tendering Party elects to Exchange all Limited Partner Interests held by such Tendering Party, the Tendering Party shall no longer be a Limited Partner, as the case may be, with respect to this Agreement. Except as provided in Section 8.5.B hereof, until an exchange of the Tendered Units by the General Partner pursuant to Section 8.5.B hereof and the receipt by a Qualifying Party of REIT Shares, the Tendering Party shall have no rights as a shareholder of TriNet with respect to the REIT Shares issuable in connection with such Exchange.

      E.    In connection with an exercise of an Exchange Right pursuant to this
Article 8, each Tendering Party shall represent or covenant the following to the General Partner and TriNet, which representations and covenants shall be included within the Notice of Exchange:

            (1) A written affidavit disclosing to the best of its knowledge the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(B) and 856(d)(5), of REIT Shares by
      (i) such Tendering Party and (ii) any Related Party;

            (2) A written representation that neither the Tendering Party nor to the best of its knowledge any Related Party has any intention to acquire any additional REIT Shares prior to delivery of cash or Exchange Shares for the Tendered Units pursuant to Section 8.5; and

            (3) A covenant, as a condition to the closing of an Exchange, that until the delivery of the relevant Exchange Shares or cash the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party will remain unchanged from that disclosed above.

      F. Notwithstanding any other provisions of this Agreement, a Qualifying Party shall not be entitled to effect an Exchange, whether in REIT Shares or for cash, to the extent the ownership or right to acquire the Exchange Shares that could be issued to such Qualifying Party would cause such Qualifying Party or any of its Related Parties to violate the Ownership Limit. To the extent any attempted Exchange would be in violation of this Section 8.5.F, it shall be null and void ab initio and such Qualifying Party shall not acquire any rights or economics interests in REIT Shares otherwise issuable upon such Exchange.

      Section 8.6 The General Partner's Right to Call Limited Partner Interests

      A. Notwithstanding any other provision of this Agreement, on and after the Call Date for any Limited Partner, the General Partner shall have the right, but not the obligation, from time to time and at any time to exchange or redeem any or all of the Units issued to such Limited Partner. Each exchange or redemption by the General Partner pursuant to this Section 8.6 shall occur by treating each applicable Limited Partner as a Tendering Party who has delivered a Notice of Exchange pursuant to Section 8.5.A hereof for the amount of Units to be exchanged or redeemed pursuant to notice to such applicable Limited Partner that the General Partner has elected to exercise its rights under this Section
8.6. For purposes of this Section 8.6, any Limited Partner shall be treated as a Qualifying Party that is a Tendering Party.

      B. In the event that the General Partner exercises its rights pursuant to Section 8.6.A, each applicable Limited Partner shall execute all documents referred to in Section 8.5 hereof or requested in writing by the General Partner.

      C. In the event that the General Partner exercises its rights pursuant to Section 8.6.A hereof but such an exchange or redemption cannot be effected or a dispute arises with respect to such rights, (i) the General Partner shall have a right to specific performance and (ii) the General Partner shall be entitled to withhold distributions under Article 5 of this Agreement with respect to the applicable Limited Partner.

      Section 8.7 Other Exchanges

      Notwithstanding the provisions of Sections 8.5 or 8.6 hereof, nothing in this Agreement shall preclude the exchange, whether for REIT Shares or cash, of Limited Partner Interests by any Qualifying Party upon such terms and conditions as may be negotiated between the Qualifying Party holding such Limited Partner Interests, on the one hand, and the General Partner, on the other hand, in their sole and absolute discretion. Such an exchange may include the payment of cash by the General Partner to the Qualifying Party, in a lump sum or in installments, or the distribution in kind of assets of the General Partner to such Qualifying Party (which assets may be encumbered), including assets to be designated by the Qualifying Party and acquired (with or without debt financing) by the General Partner. In effecting any such exchange by negotiated agreement, neither the General Partner nor the Qualifying Party, shall incur any liability to any other Limited Partner or have any duty to offer the same or similar terms for exchange of any other Qualifying Party.

      Section 8.8 Obligation of Limited Partners with Respect to Rights of First Refusal.

      A. Reference is made to the rights of certain tenants to acquire interests in certain of the Contributed Properties (collectively, the "Encumbered Properties"), as more particularly described in Exhibit B hereto (collectively, the "Rights of First Refusal"). In the event that prior to the tenth anniversary of the date on which an Encumbered Property was contributed to the Partnership (the "Contribution Date") either (i) a Right of First Refusal with respect to such Encumbered Property is exercised (an "Exercise Event"), or
(ii) upon the sale, exchange or other disposition of such Encumbered Property or the exercise by the Liquidator of any rights under Article 13 with respect to such Encumbered Property, the Right of First Refusal with respect to such Encumbered Property has not been terminated forever without exercise thereof, whether by expiration, waiver or agreement of the applicable parties (a "Disposition Event"), the Limited Partners who held an interest in such Encumbered Property prior to the Contribution Date shall immediately surrender and deliver to the General Partner a number of Units (the "Returned Units") equal to the quotient of (a) the Diminished Value Amount (as defined below), divided, by (b) the value of one REIT Share as of the Contribution Date calculated in accordance with Section 1.3 of the Contribution Agreement covering such Encumbered Property (the "Initial Units Value"). The portion of the aggregate number of Returned Units relating to an Encumbered Property that each such Limited Partner shall be obligated to deliver to the General Partner shall be in the same ratio as the value of all Units and other consideration received by such Limited Partner with respect to such Encumbered Property bears to the value of all of Units and other consideration received by all Limited Partners with respect to such Encumbered Property. All Returned Units surrendered and delivered to the General Partner pursuant to this Section 8.8 shall immediately convert into a General Partner Interest and be distributed to the General Partner.

      B. The Diminished Value Amount for each Encumbered Property will equal the positive difference, if any, between (i) the Agreed Value with respect to such Encumbered Property as of the Contribution Date, minus (ii) the present value (calculated for the period from the contribution of such Encumbered Property to the Partnership through the date of the Exercise Event or Disposition Event) of the sum of the net sales proceeds (after deducting, without limitation, all mortgage prepayment penalties (but without deducting the principal amount of any repaid mortgage indebtedness) and other transaction costs) received by the Partnership for such Encumbered Property (or, if the Disposition Event is an exercise of rights under Article 13, the value assigned to such Encumbered Party for purposes of Article 13), plus all net cash flow received by the Partnership from the lease of the Encumbered Property (after deducting, without limitation, any property management fees paid for the management of, the cost of any capital improvements made to, and interest expense on or principal amortization of any indebtedness secured by, the Encumbered Property). For purposes of calculating the present value of the net sales price and cash flow, the following discount rates shall apply during the periods indicated: (a) 10.5% if the date of the Exercise Event or Disposition Event (the "Event Date") is prior to the first anniversary of the Contribution Date; (b) 11.0% if the Event Date is on or after the first anniversary, but prior to the second anniversary, of the Contribution Date; (c) 11.5% if the Event Date is on or after the second anniversary, but prior to the third anniversary, of the Contribution Date, and; (d) 12.0% if the Event Date is on or after the fourth anniversary of the Contribution Date. Notwithstanding the foregoing, the aggregate Diminished Value Amount for all Encumbered Properties (the "Maximum Diminished Value Amount") shall not exceed the sum of $1,000,000 plus up to $750,000 of the aggregate amount by which the total value of all Units held by the Initial Limited Partners have appreciated in value since the Contribution Date. In addition, immediately following the Event Date with respect to an Encumbered Property, the Maximum Diminished Value Amount for the remaining Encumbered Properties shall be reduced by an amount equal to the greater of (i) $250,000 and (ii) the actual Diminished Value Amount of such Encumbered Property. The appreciation in value of the Limited Partners' Units shall be equal to the number of Units for which the appreciation in value is calculated multiplied by the difference between (x) the closing price of one REIT Share (or such other number of whole or partial REIT Shares as may be applicable after giving effect to any adjustments to the Adjustment Factor) on the NYSE as of the Event Date or the date on which the General Partner receives a request for a transfer of Units, as the case may be, unless such day is not a trading day on the NYSE in which case the closing price on the immediately preceding trading day shall apply, or, for any Units that are redeemed prior to the Event Date, the Cash Amount applicable to such Units, minus (y) the Initial Units Value.

      C. As security for their obligations hereunder, each Limited Partner with obligations under this Section 8.8 shall pledge and deliver to the Partnership the number of Units set forth for such Limited Partner on Exhibit B. In the event that any Units held by the Limited Partners are redeemed or transferred (by a sale or otherwise) prior to the tenth anniversary of the Contribution Date, at the time of such redemption or transfer the appreciation in value of such Units shall be calculated and additional Units or, at the sole and absolute discretion of the General Partner, Exchange Shares shall be pledged to the General Partner as security for the selling or transferring Limited Partner's obligations hereunder. The number of such pledged additional Units or Exchange Shares shall be equal to the aggregate appreciation amount for the redeemed or transferred Units divided by the Initial Units Value; provided, however, that the aggregate value (based on the Initial Units Value) of the additional pledged Units and Exchange Shares for each Limited Partner shall not exceed such Limited Partner's pro rata share of $750,000 based on the ratio of the value of all Units and other consideration received by such Limited Partner with respect to the Encumbered Properties to the value of all Units and other consideration received by all Limited Partners with respect to the Encumbered Properties. Without limiting any other term of this Agreement, in the event of a failure by a Limited Partner to perform any of its material obligations under this Section 8.8, the General Partner shall be entitled to cancel the Units or, at the sole and absolute discretion of the General Partner, Exchange Shares in lieu of Units that are required to be surrendered, including, without limitation, any Units or Exchange Shares held as security for the Limited Partners' obligations hereunder, and thereafter such Units or Exchange Shares will be deemed to have been transferred to the General Partner and, in the case of canceled Units, converted into a General Partner Interest, and will not entitle the Limited Partners to receive any distributions (including, without limitation, any accrued distributions) or other rights with respect to the canceled Units or Exchange Shares.

      D. In the event Units are forfeited by Limited Partners, converted into a General Partner Interest and distributed to the General Partner under this
Section 8.8, such forfeiture, conversion and distribution (1) shall result in a reduction in (a) the Agreed Value of the Contributed Property with respect to which such Units were received by such Limited Partners, and (b) the Capital Contributions and the Unrecovered Capital Amounts of such Limited Partners by an aggregate amount equal to the value of the Units forfeited and converted, calculated on the basis of the Initial Units Value, and (2) shall increase the Unrecovered Capital Amount of the General Partner by an aggregate amount equal to the value of the Units forfeited and converted, calculated on the basis of the Initial Units Value. All adjustments to the Agreed Value of Contributed Properties, Capital Contributions and Unrecovered Capital Amounts of Limited Partners and the Unrecovered Capital Amount of the General Partner pursuant to this Section 8.8 shall be made as reasonably determined by the General Partner.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1 Records and Accounting

      The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

      Section 9.2 Fiscal Year

      The fiscal year of the Partnership shall be the calendar year, unless otherwise elected by the General partner in its sole and absolute discretion.

      Section 9.3 Reports

      A. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of each Partnership fiscal year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership fiscal year, an annual report containing unaudited financial statements of the Partnership, for such Partnership fiscal year, presented in accordance with generally accepted accounting principles.

      B. As soon as practicable, but in no event later than sixty (60) days after the close of each of the first three quarters of the Partnership's fiscal year, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the quarter, a report containing unaudited financial statements of the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

      C. The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by an agreement with an unaffiliated third party to keep confidential.


                                   ARTICLE 10
                                   TAX MATTERS

      Section 10.1 Preparation of Tax Returns

      The General Partner shall arrange for the preparation and timely (including valid extensions) filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information required to be furnished to the Limited Partners for federal income tax reporting purposes.

      Section 10.2 Tax Elections

      Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, any election under Section 754 of the Code) upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

      Section 10.3 Tax Matters Partner

      A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

      B. Except to the extent any action described below conflicts with the General Partner's prohibition on causing a tax termination of the Partnership as described in Section 7.3.B hereof, the tax matters partner is authorized, but not required:

                  (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                  (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                  (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

                  (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

      The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

      C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

      Section 10.4 Organizational Expenses

      The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

      Section 10.5 Withholding

      Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the

Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount plus the amount of its attorneys' fees incurred in connection with making and enforcing the terms of such loan, to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

      Section 11.1 Transfer

      No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions of this Agreement. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this
Article 11 shall be null and void.

      Section 11.2 Transfer of the General Partner Interest

      A. The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, except as provided in this Section 11.2 unless the Limited Partners holding a majority by Percentage Interest of the Limited Partner Interests consent to such transfer or withdrawal; provided, however, that without the consent of any Limited Partner, the General Partner may Transfer all or any portion of its General Partner Interest to one or more wholly-owned subsidiaries of TriNet.

      B. Notwithstanding anything to the contrary contained in this Agreement, the General Partner and/or TriNet may engage in any merger, consolidation or other combination with or into another Person regardless of whether such other person is a REIT, or sell all or substantially all of their assets, or effect any reclassification or recapitalization or change in the terms of outstanding REIT Shares (each, a "Transaction"), all without the prior approval of any Limited Partner, provided that following any such Transaction any Qualifying Party continues to be entitled to exchange all or any portion of the Limited Partner Interests held by such Qualifying Party for REIT Shares or other similar securities, taking into account following such Transaction any adjustments to the Adjustment Factor as a result of such Transaction, such other similar securities are publicly traded on a nationally recognized securities exchange or quotation system and such Qualifying Parties continue to be entitled to the benefits of any applicable Registration Rights Agreement or other rights substantially the same as those provided to them in any applicable Registration Rights Agreement.

      Section 11.3 Limited Partners' Restrictions on Transfer

      No Limited Partner shall have the right to Transfer all or any portion of its Partnership Interest, including, without limitation, all or any portion of the economic rights appurtenant thereto, without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion.

      Section 11.4 Substituted Limited Partners

      A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or its place. The General Partner shall, however, have the right to consent to the admission of a proposed transferee of all or any portion of the Partnership Interest of a Limited Partner pursuant to this
Section 11.4 as a "Substituted Limited Partner," which consent may be given or withheld by the General Partner in its sole and absolute discretion. Admission as a Substitute Limited Partner shall not be effective until such transferee executes and delivers to the General Partner the following investment documents (collectively, the "Investment Documents"): (i) a signed copy of this Limited Partnership Agreement (and the Transferee agrees to be bound to all rights and responsibilities of a Limited Partner hereof); (ii) a Prospective Subscriber Questionnaire substantially in the form of the Prospective Subscriber Questionnaire attached hereto as Exhibit D, and (iii) a certificate representing and warranting to the General Partner the investment representations and warranties as set forth in Exhibit E to this Agreement with respect to such transferee. The General Partner's failure or refusal under this Section 11.4.A to permit a transferee of any such Limited Partner Interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

      B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

      C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A and Exhibit B to reflect the admission of such Substituted Limited Partner and the elimination or adjustment, if necessary, of the interest of the predecessor of such Substituted Limited Partner.

      Section 11.5 General Provisions

      A. No Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Partner's Partnership Interest in accordance with this Article 11.

      B. Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all transferees of such Partnership Interest as Substitute Limited Partners.

      C. If all or any portion of a Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 on any day other than the first day of a Partnership fiscal year, then Profits, Losses, each item of income, gain, expense or deduction and all other items attributable to such Partnership Interest or economic interest therein for such Partnership fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Partnership fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method or such other method permitted by the Code as the General Partner considers appropriate. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments or exchanges as it determines are necessary or appropriate. All distributions of Available Cash attributable to such Partnership Interest before the date of such transfer, assignment, or redemption shall be made to the transferor, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Interest therein shall be made to the transferee.

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

      Section 12.1 Admission of Successor General Partner

      A successor to all or any portion of the General Partner's Partnership Interest pursuant to Section 11.2 hereof shall be admitted to the Partnership as a General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. The successor General Partner shall execute and deliver to the Partnership and the Limited Partners a signed copy of this Limited Partnership Agreement and an agreement to be bound by all rights and responsibilities of the General Partner hereof. In the case of such admission on any day other than the first day of a Partnership fiscal year, all items attributable to the General Partner's Partnership Interest for such Partnership fiscal year shall be allocated between the transferring General Partner and such successor as provided in Section 11.5.C hereof.

      Section 12.2 Amendment of Agreement and Certificate of Limited Partnership

      For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A and Exhibit B) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.


                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 13.1 Dissolution

      The Partnership shall not be dissolved by the admission of Substituted Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

      A.    the expiration of its term as provided in Section 2.5 hereof;

      B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority by Percentage Interest of the Limited Partners agree in writing to continue the business of the

Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

      C.    subject to making the payments, if any, required by the terms of
Section 7.3.C, an election to dissolve the Partnership made by the General Partner, which shall not require the consent of any Limited Partner;

      D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

      E.    subject to making the payments, if any, required by the terms of
Section 7.3.C, the sale or distribution of all or substantially all of the assets and properties of the Partnership, in the case of a sale as long as the proceeds of such sale are distributed to the Partners in accordance with the terms of this Agreement.

      Section 13.2 Winding Up

      A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority by Percentage Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property. The Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                  (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

                  (4) The balance, if any, to the General Partner and Limited Partners in accordance with Section 5.1.B.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

      B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, (i) if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to Partners as creditors) or (ii) in lieu of liquidating the assets of the Partnership and distributing the proceeds thereof, the Liquidator may, in its sole and absolute discretion, elect to pay in cash to each Limited Partner such amount as such Limited Partner would have received pursuant to the terms of Section 13.2.A had the Partnership property been liquidated for an amount equal to its fair market value as reasonably determined by the Liquidator. Additionally, the Liquidator may distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

      C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                  (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and the Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                  (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

      Section 13.3 Rights of Partners

      Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, as it may be amended, no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

      Section 13.4 Notice of Dissolution

      In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

      Section 13.5 Termination of Partnership and Cancellation of Certificate of Limited Partnership

      Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.6 Reasonable Time for Winding-Up

      A     reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect during the period of liquidation.

      Section 13.7 Waiver of Partition

      Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1 Amendments

      A. Amendments to this Agreement may be proposed only by the General Partner. The General Partner shall submit any such proposed amendment to this Agreement to the Limited Partners. The General Partner shall seek the written vote of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. A proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the consent of Limited Partners holding a majority in interest of the Percentage Interests of the Limited Partners.

      B. Notwithstanding the foregoing, amendments may be made to this Agreement by the General Partner, without the consent of any Limited Partner, to
(i) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or make any other provisions with respect to matters or questions arising hereunder which will not be inconsistent with any other provision hereof; (iii) reflect the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement and amend any terms relating to returns, distributions and allocations to such Partners, or any other terms whatsoever, agreed to by such Partners and the General Partner in its sole and absolute discretion, or (iv) satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law. The General Partner shall reasonably promptly notify the Limited Partners whenever it exercises its authority pursuant to this Section 14.1.B.

      C. Within ten (10) days of the making of any proposal to amend this Agreement, the General Partner shall give all Partners notice of such proposal (along with the text of the proposed amendment and a statement of its purposes).

      Section 14.2 Meetings of the Partners

      A. Meetings of Partners may be called by the General Partner. The General Partner shall give all Partners Notice of the purpose of such proposed meeting not less than seven (7) days nor more than thirty (30) days prior to the date of the meeting. Meetings shall be held at a reasonable time and place selected by the General Partner. Whenever the vote or consent of Limited Partners is permitted or required hereunder, such vote or consent shall be requested by the General Partner and may be given by the Limited Partners in the same manner as set forth for a vote with respect to an amendment to this Agreement in Section 14.1.A.

      B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action to be taken is signed by the

Partners owning the Percentage Interests required to vote in favor of such action, which consent may be evidenced in one or more instruments. Consents need not be solicited from any other Partner if the written consent of a sufficient number of Partners has been obtained to take the action for which such solicitation was required.

      C. Each Limited Partner may authorize any Person or Persons, including without limitation the General Partner, to act for him by proxy on all matters on which a Limited Partner may participate. Every proxy (i) must be signed by the Limited Partner or his attorney-in-fact, (ii) shall expire eleven (11) months from the date thereof unless the proxy provides otherwise and (iii) unless specifically stated otherwise, shall be revocable at the discretion of the Limited Partner granting such proxy.

                                   ARTICLE 15
                               GENERAL PROVISIONS

      Section 15.1 Addresses and Notice

      Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or two (2) days following deposit with a nationally recognized overnight courier service that issues a receipt upon delivery, such as Federal Express, at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

      Section 15.2 Titles and Captions

      All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 15.3 Pronouns and Plurals

      Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4 Further Action

      The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5 Binding Effect

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6 Creditors

      Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      Section 15.7 Waiver

      No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 15.8 Counterparts

      This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 15.9 Applicable Law

      This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 15.10 Invalidity of Provisions

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      Section 15.11 Entire Agreement

      This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

                                   GENERAL PARTNER:

                                   TRINET REALTY INVESTORS I, INC.
                                   a Maryland corporation



                                   --------------------------------------------
                                   Name: Gary P. Lyon
                                   Title: Executive Vice President




                                   --------------------------------------------
                                   Name: Geoffrey M. Dugan
                                   Title:Vice President and Assistant Secretary

                                   LIMITED PARTNER



                                   --------------------------------------------
                                   Name: Charles A. Harlfinger
                                   Title:

                                   LIMITED PARTNER



                                   --------------------------------------------
                                   Name: Stephen G. Mack

                                   LIMITED PARTNER



                                   --------------------------------------------
                                   Name: Lewis Whitman

                                    EXHIBIT A

                Partners' Contributions and Percentage Interests


  NAME AND ADDRESS OF PARTNER         INITIAL    NUMBER       CASH        CONTRIBUTED   AGREED VALUE         TOTAL       PRIORITY
                                    PERCENTAGE  OF UNITS  CONTRIBUTIONS    PROPERTY    OF CONTRIBUTED    CONTRIBUTION*  RETURN RATE
                                     INTEREST                                             PROPERTY
-----------------------------------------------------------------------------------------------------------------------------------
General Partner:                                                                                                           25.0%

TriNet Realty Investors I, Inc.       99.00%      ---    $17,733,147.55        ---          ---       $17,733,147.55
c/o TriNet Corporate Realty
Trust, Inc.
Four Embarcadero Center,
Suite 3150
San Francisco, CA 94111

Limited Partners:                                                                                                        6.50%

Joseph P. Keller                        .39%       (1)            ---        $296,203    $296,203        $296,203
Keller/Davis Company, LLC
101 Derby Street
Hingham, MA 02043

Ronald A. Davis                         .37%       (1)            ---        $285,421    $285,421        $285,421
Keller/Davis Company, LLC
101 Derby Street
Hingham, MA 02043

Dean Boylan                             .01%       (1)            ---        $  9,000    $  9,000       $   9,000


Carl Harlfinger                         .23%       (1)                       $173,930    $173,930        $173,930


Stephen G. Mack


Lewis L. Whitman
9 Ossage Road
Canton, MA 02021

       TOTAL LIMITED PARTNERS          1.00%       (1)           ---         $764,554    $764,554        $764,554

------------
 *    This amount represents the Partner's initial Unreturned Capital Amount.

(1) Number of Units to be determined in accordance with Section 1.3 of the Contribution Agreement.

                                    EXHIBIT B

             Encumbered Properties, Pledged Units, Restricted Period
               Expiration Date, Minimum Debt Amount and Call Date


(a)   Encumbered Properties and Applicable Purchase Price:

      100 Longwater Circle, Norwell, MA:          $ 5,400,000
      1022 Hingham Street, Rockland MA:           $13,000,000
      300 Foxborough Blvd., Foxborough, MA:       $ 4,900,000
      76 Pacella Park Drive, Randolph, MA:        $ 4,700,000

(b)   Pledge of Units under Section 8.8:

      Mr. Keller:       [Units valued at $__________, in accordance with the
                        provisions of Section 1.3 of the Contribution Agreement]

      Mr. Davis:        [Units valued at $___________, in accordance with the
                        provisions of Section 1.3 of the Contribution Agreement]

      Mr. Harlfinger:   [Units valued at $173,930, in accordance with the
                        provisions of Section 1.3 of the Contribution Agreement]

(c)   Adjustment Limitations:

      None

(d)   Restricted Period Expiration Date

      December 31, 1999 for 300 Foxborough Blvd., Foxborough, MA.

      December 31, 2002 for 100 Longwater Circle, Norwell, MA, 101 Philip Drive, Norwell, MA, 105 Forbes Blvd., Mansfield, MA, One Longwater Circle, Norwell, MA, 1022 Hingham Street, Rockland, MA, 30 Dan Road, Canton, MA, 65 Dan Road, Canton, MA and 85 Dan Road, Canton, MA and 76 Pacella Park Drive.

      February 20, 1998 for 260 Kenneth Welch Drive, Lakeville, MA and 60 Columbian, Braintree, MA.

(e)   Minimum Debt Amount:

      For all Contributed Properties together, the difference between (i) $13,953,000 and (ii) the sum of (x) regularly scheduled principal payments on such indebtedness and (y) the aggregate amount of any reduction in the negative capital accounts of Messrs. Keller, Davis and Boylan, other than a reduction pursuant to regularly scheduled principal payments under clause (x) above, and (z) the reduction in Partnership indebtedness guaranteed by such Limited Partners pursuant to Bottom Dollar Guarantees.

(f)   Call Date:

      For each of Messrs. Keller, Davis, Boylan and Harlfinger the earlier of
      (i) December 31, 2002 or (ii) the date on which more than sixty-six percent (66%) of the Units originally issued to such Limited Partner for Contributed Properties other than the Contributed Property referred to as the "Development Land" in the Contribution Agreement, dated as of the date hereof, among the General Partner and the Initial Limited Partners have previously been redeemed or exchanged for REIT Shares.

                                    EXHIBIT C

                                     FORM OF

                                -----------------

                               NOTICE OF EXCHANGE

                               ------------------


      Reference is hereby made to that certain Agreement of Limited Partnership of TriNet Property Partners, L.P. (the "Partnership"), dated as of ________ __, 1997 (the "Partnership Agreement"), by and among TriNet Realty Investors I, Inc. (the "General Partner") and those limited partners listed on the signature pages thereto (the "Limited Partners"). Pursuant to Section 8.5 of the Partnership Agreement, the undersigned (the "Undersigned" or "Tendering Party"), hereby notifies the General Partner of his, her or its intention to tender the number of units of Limited Partner Interest (the "Units") in the Partnership set forth below for cash or in the General Partner's sole discretion, shares of Common Stock of TriNet Corporate Realty Trust, Inc. ("TriNet"), $.01 par value ("REIT Shares"). Any capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Partnership Agreement. PLEASE COMPLETE THE INFORMATION BELOW AND SIGN WHERE INDICATED. FAILURE TO COMPLETE THIS NOTICE OF EXCHANGE FULLY AND ACCURATELY MAY RESULT IN A DELAY IN YOUR EXCHANGE.

1.    Name and Address:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

2. The number of shares of Common Stock of TriNet owned by the Undersigned as of the date of execution of this Notice of Exchange:____________

      To the knowledge of the Undersigned, the number of shares of Common Stock of TriNet owned by any Related Party(1) of the Undersigned as of the date of execution of this Notice


----------

      (1) "Related Party" means, with respect to any Person, any other Person whose ownership of the capital stock of TriNet would be attributed to the first such Person under Section 544 (as modified by Section 856(b)(1)(B)) of the Internal Revenue Code of 1986, as amended (the "Code").

of Exchange:_____________

3. Number of Units to be exchanged: _____________________ (minimum of 15,000 or, if the Tendering Party owns less than 15,000, then all of the Units owned by the Tendering Party).

4.    Does the number indicated in Paragraph No. 3 above represent all of the
      Units held by the Undersigned? [ ] Yes   [ ] No

5.    By signing below, the Undersigned represents and warrants to TriNet that
      (i) the Undersigned owns beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever, except as provided in the Partnership Agreement and pursuant to the securities laws (each being a "Claim"), all of his, her or its legal and beneficial interest in the Units which are being tendered pursuant to this Notice of Exchange, (ii) the Undersigned has full power and authority to convey the Units free and clear all Claims and (iii) such Units are being delivered to the General Partner pursuant to this Notice of Exchange free and clear of all Claims.

6. By signing below, the Undersigned represents and warrants to the General Partner and TriNet that he, she or it is a Qualifying Party, as defined in the Partnership Agreement, and that he, she or it has the right to demand this exchange pursuant to the terms of the Partnership Agreement.

7. By signing below, the Undersigned makes the following investment representations and warranties to the General Partner and TriNet as to himself, herself or itself as of the date of this Notice of Exchange:

            (a) The Undersigned has had an opportunity to review all registration statements and amendments thereto furnished to the Undersigned by or on behalf of TriNet and all other reports and other documents filed by TriNet with the Securities and Exchange Commission (the "SEC") (all of the foregoing registration statements, reports and other documents collectively, the "TriNet Documents") and understands the risks of, and other considerations relating to, the acquisition of REIT Shares as disclosed in the TriNet Documents. The Undersigned by reason of his, her or its business and financial experience, together with the business and financial experience of those persons, if any, retained by him, her or it to represent or advise him, her or it with respect to his, her or its potential investment in the REIT Shares, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he, she or it (A) is capable of evaluating the merits and risks of an investment in TriNet and of making an informed investment decision,
(B) is capable of protecting his, her or its own interest or has engaged representatives or advisors to assist him, her or it in protecting his, her or its interests and (C) is capable of bearing the economic risk of such investment.

            (b) The Undersigned understands that an investment in TriNet involves substantial risks. Based on the disclosure contained in the TriNet Documents, the Undersigned has been given the opportunity to make a thorough investigation of the current and proposed activities of TriNet.

            (c) The address set forth on the first page of this Notice of Exchange is the Undersigned's principal place of business or residence, as the case may be, which address has not changed within one year immediately preceding the date hereof, except as disclosed in writing to TriNet prior to the date hereof, and the Undersigned has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is sited.

8. By signing below, the Undersigned represents, acknowledges or covenants the following to TriNet:

            (a) To the Undersigned's knowledge, the Undersigned has disclosed in Section 2 above its actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares as of the date of execution of this Notice of Exchange by (i) the Undersigned and (ii) any Related Party of the Undersigned;

            (b) Neither the Undersigned nor to its knowledge any Related Party has any present intention to acquire any additional REIT Shares during the period commencing on the date that this Notice of Exchange is signed by the Tendering Party and ending on the date on which REIT Shares and/or cash are received by the Undersigned pursuant to this Exchange; and

            (c) The Undersigned shall not be entitled to receive REIT Shares if, as a result of the tender of Units hereunder, the actual and constructive ownership of REIT Shares by the Undersigned and any Related Party would violate the Ownership Limit.2

9. The Undersigned understands and acknowledges that (i) the REIT Shares for which the Units may be exchanged are subject to the terms of the Registration Rights Agreement, dated as of the Closing Date, by and among TriNet and those persons listed on the signature pages thereto (the "Registration Rights Agreement"), and (ii) unless such REIT Shares have been registered pursuant to an Issuance Registration Statement (as defined in the Registration Rights Agreement) which has been declared effective by the SEC, such


----------

      2 With limited exceptions, no person shall at any time directly or indirectly acquire or hold beneficial ownership of shares of any class or series of stock of TriNet with an aggregate value in excess of 9.3% of the aggregate value of all outstanding stock of TriNet.

      REIT Shares may be restricted securities and as restricted securities may not be resold under the federal and state securities laws unless and until the sale of such REIT Shares is registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement or unless an exemption from registration under federal and state securities laws is available.

10. The Undersigned agrees to complete the attached PROSPECTIVE SUBSCRIBER QUESTIONNAIRE and send it along with this Notice of Exchange to TriNet with a copy to Goodwin, Procter & Hoar LLP, at the addresses listed below. FAILURE TO COMPLETE THE PROSPECTIVE SUBSCRIBER QUESTIONNAIRE FULLY AND ACCURATELY AND FAILURE TO RETURN IT WITH THIS NOTICE OF EXCHANGE MAY DELAY THE EXCHANGE OF UNITS.

      SIGNATURE: _______________________________________________________________


      NAME OF ENTITY AND TITLE IF APPLICABLE: __________________________________

      DATE: _____________________

      Please send the Notice of Exchange along with the completed Prospective Subscriber Questionnaire via regular, overnight or certified mail or by hand delivery to TriNet with a copy to Goodwin, Procter & Hoar LLP, at the addresses listed below:

               TriNet Corporate Realty Trust, Inc.
               Four Embarcadero Center
               Suite 3150
               San Francisco, CA 94111
               Attn: General Counsel


               Goodwin, Procter & Hoar  LLP
               Exchange Place
               53 State Street
               Boston, MA  02109-2881
               Attn: David W. Watson, Esq.


FOR TRINET USE ONLY:  Received by TriNet on ______________________________

                                    EXHIBIT D
                  Form of Prospective Subscriber Questionnaire



                                                          Name: ________________


                      PROSPECTIVE SUBSCRIBER QUESTIONNAIRE

                        --------------------------------

                       TRINET CORPORATE REALTY TRUST, INC.

                         -------------------------------

      The shares (the "Shares") of the common stock, par value $.01 per share, of TriNet Corporate Realty Trust, Inc. (the "Company") are being offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states. The Shares are being offered in reliance on an exemption from registration under Regulation D of the Securities Act ("Regulation D") and similar state law exemptions. To satisfy the requirements of Regulation D and applicable state law exemptions, the Company must determine whether a prospective shareholder meets the Regulation D and state law definitions of "accredited investor" before selling (or, in some states, offering) securities to such person. This Questionnaire is intended to assist the Company in making this determination.

      Please complete, execute and date this Prospective Subscriber Questionnaire and deliver it to the address set forth above. Your answers will, at all times, be kept confidential except as necessary to establish that the offering and sale of the Shares will not result in a violation of the registration provisions of the Securities Act or a violation of the securities laws of any state.

      1) To establish the basis of the Subscriber's status as an accredited investor, please answer the questions set forth below.

            a) Is the Subscriber an individual with a net worth (or net worth with his or her spouse) in excess of $1 million:

                                    Yes__________         No__________

            b) Is the Subscriber an individual with income (without including any income of the Subscriber's spouse) in excess of $200,000, or joint income with the Subscriber's spouse, in excess of $300,000, in each of the two most recent years, and does the Subscriber reasonably expect to reach the same income level in the current year?

                                    Yes__________         No__________

            c) Is the Subscriber an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA") whose decision to invest in the Company is being made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or, alternatively, does the employee benefit plan have total assets in excess of $5,000,000 or is the employee benefit plan "self-directed" with investment decisions made solely by person(s) who answered "Yes" to item 1(a) or 1(b) above or item 1(g) below? -- --

                                    Yes__________         No__________

            d) Is the Subscriber a retirement plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000?

                                    Yes__________         No__________

            e) Is the Subscriber a trust (including an individual retirement arrangement formed as a trust or a tax-qualified pension and profit sharing plan (e.g., a Keogh Plan) formed as a trust but not subject to ERISA) with total assets in excess of $5,000,000 that was not formed for the specific purpose of acquiring the Shares and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment?

                                    Yes__________         No__________

            f) Is the Subscriber a corporation, partnership, Massachusetts or similar business trust or an organization described in Section 501(c)(3) of the Internal Revenue Code that was not formed for the specific purpose of acquiring the Shares and whose total assets exceed $5,000,000?

                                    Yes__________         No__________

            g)    Is the Subscriber one of the following entities:

                  (i) A "bank" as defined in Section 3(a)(2) of the Securities Act or any "savings and loan association" or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity;

                  (ii) A "broker/dealer" registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

                  (iii) An "insurance company," as defined in Section 2(13) of the Securities Act;

                  (iv) An "investment company" registered under the Investment Company Act of 1940 or a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940;

                  (v) A "Small Business Investment Company" licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                  (vi)  A "Private Business Development Company"as defined in
                        Section 202(a)(22) of the Investment Advisers Act of
                        1940?

                                    Yes__________         No__________

                        If yes, then which entity (i.e., (g)(i) through (vi) above)?

                                 -----------------------------

            h) Is the Subscriber an entity (other than a trust, but including a grantor trust) in which all of the equity owners can answer "Yes" to any one question set forth in Sections 1(a) through 1(g) immediately above?

                                    Yes__________         No__________

2) Is the Subscriber acquiring the Shares of the Company as a principal for the purposes of investment and not with a view to resale or distribution?

                                    Yes__________         No__________

3) By signing this Questionnaire, the Subscriber hereby confirms the following statements:

      a) The Subscriber understands and acknowledges that the Shares may be restricted securities and as restricted securities may not be resold under the federal and state securities laws unless and until such Shares are registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement (which TriNet has agreed to file subject to and in accordance with the terms of the Registration Rights Agreement) or unless an exemption from registration under federal and state securities laws is available.

      b) The Subscriber shall immediately provide the Company with corrected information in the event any information given herein was or, prior to the issuance of Shares to the Subscriber, becomes untrue.

      c) The Subscriber acknowledges that any delivery of information relating to the Company prior to the determination by the Company of the suitability of the Subscriber as a shareholder shall not constitute an offer of Shares until such determination of suitability shall be made.

      d) The Subscriber acknowledges that the Company will rely on the Subscriber's representations contained herein as a basis for exemption from registration.

      e) The Subscriber, either alone or with his or her purchaser representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of the prospective investment in the Shares.

      f) The answers of the Subscriber to the foregoing questions are true and complete to the best of the information and belief of the undersigned.

                              --------------------------------------------------
                              Signature of Subscriber (or duly authorized agent)



                              --------------------------------------------------
                              Title:



                              --------------------------------------------------
                              Print Name Signed Above


                              Principal Residence (if Subscriber is an individual) or Business Address of Subscriber:



                              --------------------------------------------------
                              --------------------------------------------------
                              --------------------------------------------------



                              --------------------------------------------------
                              Date

                                    EXHIBIT E
                    Investment Representations and Warranties


      The proposed transferee ("Transferee") makes the following representations and warranties to the Partnership, the General Partner and TriNet Corporate Realty Trust, Inc. ("TriNet"):

      Transferee acknowledges that Transferee's admission as a Substitute Limited Partner in the Partnership ("Admission") is contingent upon the veracity of each of the representations and warranties contained herein and the accuracy and completeness of all responses entered in the prospective subscriber questionnaire provided to Transferee. Transferee further acknowledges that TriNet or the Partnership may refuse Transferee's Admission if such Admission would be in violation of the Securities Act or any other applicable federal or state securities laws, regulations or rules.

      Transferee has had an opportunity to review all registration statements, reports and amendments thereto filed with the Securities and Exchange Commission on behalf of TriNet (collectively, the "TriNet Documents") and understands the risks of, and other considerations relating to, an investment in the Partnership. Transferee, by reason of its, his or her business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Partnership, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it, he or she (A) is capable of evaluating the merits and risks of an investment in the Partnership and of making an informed investment decision, (B) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its, his or her interests and (C) is capable of bearing the economic risk of such investment.

      Transferee understands that an investment in the Partnership involves substantial risks. Transferee has been given the opportunity to make a thorough investigation of the current and proposed activities of the Partnership and has been furnished with materials relating to the Partnership and its current and proposed activities, including, without limitation, the Limited Partnership Agreement, the Registration Rights Agreement and the other documents and materials distributed to Limited Partners of the Partnership pursuant to Section
9.3 of the Limited Partnership Agreement (collectively, the "Partnership Materials"). Transferee has relied only upon, and is making its investment decisions only upon, the Partnership Materials.

      Any interest in the Partnership will be acquired by Transferee for its, his or her own account (or if such Transferee is a trustee, for a trust account) for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. Transferee has not been formed for the specific purpose of acquiring an interest in the Partnership or TriNet.

      Transferee acknowledges that (A) the limited partnership interests in the Partnership have not been registered under the Securities Act or any state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such interests are represented by certificates, such certificates will bear a legend to such effect, (B) TriNet's and the Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Transferee contained herein, (C) such interests, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such interests and
(E) the Partnership has no obligation or intention to register such interests for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. Transferee hereby acknowledges that because of the restrictions on transfer or assignment of the interests which are set forth in the Limited Partnership Agreement, the Transferee may have to bear the economic risk of the investment in the Partnership for an indefinite period of time.

      The address set forth under Transferee's name is the Transferee's principal place of business or residence, as the case may be, which address has not changed (except for relocations within the same state) within the two (2) years immediately preceding the date hereof, except as disclosed in writing to TriNet prior to the date hereof, and Transferee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such Transferee's principal place of business or residence is sited.